EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Form 8-K of Tech-Sym Corporation of our report dated September 9, 1994, except for Note 9 as to which the date is May 19, 1995, with respect to the consolidated financial statements of CogniSeis Development, Inc. included in the Registration Statement (Form S-4 No. 33-59491) of Tech-Sym Corporation as filed on May 19, 1995 with the Securities and Exchange Commission.

                                                   ERNST & YOUNG LLP
Houston, Texas
July 14, 1995